Exhibit 23.2

MORRISON, BROWN, ARGIZ & FARRA, LLP

Certified Public Accountants

Consent of Morrison, Brown, Argiz & Farra, LLP

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 26, 2007 with respect to the financial statements of Beach Bank for the fiscal year ended December 31, 2005 and fiscal period ended December 28, 2006, incorporated by reference in the Post-Effective Amendment No. 1 on Form S-1 to the Registration Statement of Form SB-2 (Registration No. 333-134777) and related prospectus.

/s/ Morrison, Brown, Argiz & Farra, LLP

Miami, Florida

July 31, 2007